Exhibit 10.8

Shareholder Loan Agreement

1.	This shareholder loan agreement ("Agreement") documents a loan arrangement between EV Charging USA, Corp. ("EVUS") and Brian C Howe ("BCH"), a shareholder of EVUS, effective as of July 23, 2014.
2.	BCH agrees to loan EVUS funds, as required, to operate EVUS's business.
3.	The term of the loan is indefinite, and the loan can be repaid at any time, in part or in full. It is expected that the loan will be repaid on or prior to December 31, 2015, but this is not required.
4.	There are no interest payments during the life of the loan; the repayment amount will include all interest that accrues while the loan is outstanding.
5.	The interest rate on this loan is 3.25%, the current prime rate, as reported by the Wall Street Journal for July 23, 2014. Interest will accrue annually.
6.	For purposes of calculating interest owing on the outstanding loan amount, the outstanding loan amount will be recalculated at the end of each month, until the loan is fully repaid, taking into account any (i) new funds loaned to EVUS by BCH, and (ii) payments to BCH by EVUS, which payments will be applied on a LIFO basis.
7.	The formula below is an example of how accrued interest will be calculated. Assume that there is a loan or loans made during July 2014, in an aggregate amount of $7,000 and it is repaid on December 31, 2015. $7,000 *0.0325 * (526 / 365.25) = $327.60 / 17 = $19.27

where:

$7,000 = the loan principal as of July 23, 2014

0.0325 = the interest rate, 3.25% in decimal form

526 = the number of days from July 23, 2014 to December 31, 2015

365.25 = the average number of days in a year

$327.60 = the total interest amount in this example

$19.27 = the monthly interest amount in this example

8.	For financial accounting and tax purposes, EVUS will recognize interest expense for this loan each month. Since interest accrues annually, the monthly interest will be the same each month within a given calendar year.
9.	This Agreement shall be governed by the laws of the State of Illinois applicable to agreements negotiated, executed and performed wholly within the State of Illinois.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

BCH	EVUS

Signed: /s/ Brian C. Howe	Signed: /s/ Brian C. Howe
Name: Brian C. Howe	Name: Brian C. Howe
Title President

Date: July 23, 2014	Date: July 23, 2014